Exhibit 21.1
COMPELLENT TECHNOLOGIES, INC.
SUBSIDIARIES OF THE REGISTRANT

Subsidiary Legal Name	Jursidiction of Incorporation/Formation

Compellent Technologies International Limited	United Kingdom